Exhibit 4.1

EXECUTION VERSION

JOHNSON CONTROLS, INC.

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

SUPPLEMENTAL INDENTURE NO. 2

Dated as of March 1, 2012

THIS SUPPLEMENTAL INDENTURE NO. 2, dated as of March 1, 2012 (the “Supplemental Indenture No. 2”), between Johnson Controls, Inc., a Wisconsin corporation (the “Company”), and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”), amending and supplementing the Indenture, dated as of March 16, 2009, between the Company and the Trustee, governing the issuance of debt securities (the “Base Indenture”) and the Supplemental Indenture No. 1, dated as of March 16, 2009, between the Company and the Trustee (the “Supplemental Indenture No. 1”). The Base Indenture, as amended and supplemented by Supplemental Indenture No. 1, shall be referred to herein as the “Original Indenture,” and the Original Indenture, as amended and supplemented by this Supplemental Indenture No. 2, shall be referred to herein as the “Indenture.”

RECITALS

WHEREAS, the Company executed and delivered the Base Indenture to the Trustee to provide for the future issuance of the Company’s unsecured subordinated debentures, notes or other evidences of indebtedness (the “Securities”), to be issued from time to time in one or more series as might be determined by the Company under the Base Indenture;

WHEREAS, the Company executed and delivered Supplemental Indenture No. 1 to provide for the issuance and Remarketing of the Company’s 11.50% Subordinated Notes due 2042 (the “Subordinated Notes”);

WHEREAS, Section 11.01 of the Base Indenture and Section 6.02 of Supplemental Indenture No. 1 provide for the Company and the Trustee to enter into an indenture supplemental to the Original Indenture to amend the form and terms of the Subordinated Notes to provide for the Remarketing;

WHEREAS, pursuant to and in connection with the Remarketing, the Company wishes to re-designate the Subordinated Notes as its 2.355% Senior Notes due 2017 (the “Notes”) and modify the form of such Notes and the terms, provisions and conditions thereof to be as provided in this Supplemental Indenture No. 2; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture No. 2, and all requirements necessary to make this Supplemental Indenture No. 2 a valid, binding and enforceable instrument in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid, binding and enforceable obligations of the Company, have been done and performed, and the execution and delivery of this Supplemental Indenture No. 2 has been duly authorized in all respects.

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Relation to Base Indenture. This Supplemental Indenture No. 2 constitutes an integral part of the Original Indenture, and supplements and amends the Original Indenture solely with respect to the Notes.

Section 1.02 Definition of Terms. For all purposes of this Supplemental Indenture No. 2:

(a) a term not defined herein that is defined in the Original Indenture has the same meaning when used in this Supplemental Indenture No. 2;

(b) the definition of any term in this Supplemental Indenture No. 2 that is also defined in the Original Indenture shall supersede the definition of such term in the Original Indenture;

(c) a term not defined herein or in the Original Indenture shall have the meaning set forth in the Purchase Contract and Pledge Agreement.

(d) a term defined anywhere in this Supplemental Indenture No. 2 has the same meaning throughout;

(e) the singular includes the plural and vice versa;

(f) headings are for convenience of reference only and do not affect interpretation;

(g) the following terms have the meanings given to them in this Section 1.02(g):

“Business Day” has the meaning set forth in the Purchase Contract and Pledge Agreement.

“Capitalized Rent” means the total net amount of rent payable for the remaining term as of the date of determination thereof under a lease of Principal Property by the Company or any of its Restricted Subsidiaries, discounted from the respective due dates thereof to such date at the rate per annum equal to the weighted average interest rate borne by the Notes and the Other Senior Debt Securities. The weighted average interest rate borne by the Notes and the Other

Senior Debt Securities shall be calculated by dividing the aggregate of the annual interest payments required on the Notes and the Other Senior Debt Securities, based on the amount Outstanding at the latest date any Notes or Other Senior Debt Securities were issued hereunder or under the Senior Indenture, by the aggregate principal amount of the Notes and Other Senior Debt Securities Outstanding at such date. The total net amount of rent payable under any such lease for any period shall be the total amount of the rent payable by the lessee with respect to such period but shall not include amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates, sewer rents and similar charges and contingent rents such as those based on sales. The remaining term under any lease shall be calculated without giving effect to any unexercised option of the lessee for the renewal or extension of any term. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Change of Control” means the occurrence of any of the following after the date of issuance of the Notes:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s assets and the assets of the Company’s subsidiaries taken as a whole to any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) other than to the Company or one of the Company’s subsidiaries;

(2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) (other than the Company or one of its subsidiaries) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of the Voting Stock of the Company representing a majority of the voting power of the Company’s outstanding Voting Stock;

(3) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the Company’s outstanding Voting Stock or Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Company’s Voting Stock outstanding immediately prior to such transaction constitutes, or is converted into or exchanged for, Voting Stock representing a majority of the voting power of the Voting Stock of the surviving Person immediately after giving effect to such transaction;

(4) the first day on which the majority of the members of the board of directors of the Company cease to be Continuing Directors; or

(5) the adoption by the Company’s shareholders of a plan relating to the Company’s liquidation or dissolution.

Notwithstanding the foregoing, a transaction will not be deemed to involve a change of control under clause (2) above if (1) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no person (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

“Change of Control Offer” has the meaning set forth in Section 4.01.

“Change of Control Payment” has the meaning set forth in Section 4.01.

“Change of Control Payment Date” has the meaning set forth in Section 4.02.

“Change of Control Triggering Event” means, with respect to the Notes, the Notes cease to be rated Investment Grade by each of the Rating Agencies on any date during the period (the “Trigger Period”) commencing 60 days prior to the first public announcement by the Company of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings change). However, a Change of Control Triggering Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Change of Control Triggering Event for purposes of the definition of Change of Control Repurchase Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at the Company’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Change in Control Triggering Event). If a Rating Agency is not providing a rating for the Notes at the commencement of any Trigger Period, the Notes will be deemed to have ceased to be rated Investment Grade by such Rating Agency during that Trigger Period. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (the “Remaining Life”) of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of four Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Consolidated Current Liabilities” means the aggregate of the current liabilities of the Company and its Restricted Subsidiaries (excluding liabilities of Unrestricted Subsidiaries and excluding billings on uncompleted contracts in excess of related costs and profits) appearing on the most recent available consolidated balance sheet of the Company and its Restricted Subsidiaries, all in accordance with generally accepted accounting principles; provided, however, that in no event shall Consolidated Current Liabilities include any obligation of the Company and its Restricted Subsidiaries issued under a revolving credit or similar agreement if the obligation issued under such agreement matures by its terms within twelve months from the date thereof but by the terms of such agreement such obligation may be renewed or extended or the amount thereof reborrowed or refunded at the option of the Company or any Restricted Subsidiary for a term in excess of twelve months from the date of determination.

“Consolidated Net Tangible Assets” means Consolidated Tangible Assets after deduction of Consolidated Current Liabilities.

“Consolidated Shareholders’ Equity” means at any date the stockholders’ equity of the Company and its Consolidated Subsidiaries determined on a consolidated basis as of such date in accordance with generally accepted accounting principles; provided that, for purposes hereof, the consolidated stockholders’ equity of the Company and its Consolidated Subsidiaries shall be calculated without giving effect to (i) the application of Financial Accounting Standards Board Statement No. 106 or (ii) the cumulative foreign currency translation adjustment.

“Consolidated Subsidiary” means, as to any Person, each subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such Person in accordance with generally accepted accounting principles, but excluding any such consolidated subsidiary of York International Corporation that would not be so consolidated but for the effect of FIN 46.

“Consolidated Tangible Assets” means the aggregate of all assets of the Company and its Restricted Subsidiaries (including the value of all existing Sale and Leaseback Transactions and any assets resulting from the capitalization of other long-term lease obligations in accordance with generally accepted accounting principles but excluding the value of assets or investments in any Unrestricted Subsidiary or any non-majority-owned Subsidiary) appearing on the most recent available consolidated balance sheet of the Company and its Restricted Subsidiaries at their net book values, after deducting related depreciation, amortization and other valuation reserves and excluding (a) any capital write-ups resulting from reappraisals of assets or of other investments after December 31, 1994 (other than a write-up of any assets constituting part of the assets and business of another corporation made in connection with the acquisition, direct or indirect, of the assets and business of such other corporation) except as permitted in accordance with generally accepted accounting principles, (b) treasury stock, (c) patent and trademark rights, good will, unamortized discounts and expenses and any other intangible items, all in accordance with generally accepted accounting principles.

“Continuing Director” means, as of any date of determination, any member of the Company’s board of directors who:

(1) was a member of the Company’s board of directors on the date of the issuance of the Notes; or

(2) was nominated for election or elected or appointed to the Company’s board of directors with the approval of a majority of the Continuing Directors who were members of the Company’s board of directors at the time of such nomination, election or appointment (either by a specific vote or by approval of the Company’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Coupon Rate” has the meaning set forth in Section 2.05(a).

“Depositary” means a clearing agency registered under Section 17A of the Exchange Act that is designated to act as depositary for the Global Notes as contemplated by Section 2.04.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Funded Debt” means all indebtedness for money borrowed having a maturity of more than twelve months from the date of the most recent consolidated balance sheet of the Company and its Restricted Subsidiaries (excluding indebtedness of Unrestricted Subsidiaries) or renewable and extendible beyond twelve months at the option of the borrower and all obligations in respect of lease rentals which under generally accepted accounting principles would be shown on a consolidated balance sheet of the Company as a liability item other than a current liability; provided, however, that Funded Debt shall not include any of the foregoing to the extent that such indebtedness or obligations are not required by generally accepted accounting principles to be shown on the balance sheet of the Company.

“Global Note” has the meaning set forth in Section 2.04.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Interest Payment” means, with respect to any Interest Payment Date, the interest payment on the Notes due on such Interest Payment Date.

“Interest Payment Date” has the meaning set forth in Section 2.05(b).

“Interest Period” means, with respect to any Interest Payment Date, the period from and including the immediately preceding Interest Payment Date on which interest was paid or duly provided for (or if none, the date hereof) to, but excluding, such Interest Payment Date.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P), and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by the Company under the circumstances permitting the Company to select a replacement rating agency and in the manner for selecting a replacement rating agency, in each case as set forth in the definition of “Rating Agency.”

“Maturity Date” has the meaning set forth in Section 2.02.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Other Senior Debt Securities” means any unsecured notes, debentures or other indebtedness of any series, as the case may be, issued by the Company from time to time, and authenticated and delivered under the Senior Indenture and any unsecured unsubordinated notes, debentures or other indebtedness of any series, as the case may be, issued by the Company under the Base Indenture, other than the Notes.

“Person” means any individual, corporation, partnership, limited liability company, business trust, association, joint-stock company, joint venture, trust, incorporated or unincorporated organization or government or any agency or political subdivision thereof.

“Principal Property” means any manufacturing plant, warehouse, office building or parcel of real property (including fixtures but excluding leases and other contract rights which might otherwise be deemed real property) owned by the Company or any Restricted Subsidiary, whether owned on the date hereof or thereafter, provided each such plant, warehouse, office building or parcel of real property has a gross book value (without deduction for any depreciation reserves) at the date as of which the determination is being made of in excess of two percent of the Consolidated Net Tangible Assets of the Company and the Restricted Subsidiaries, other than any such plant, warehouse, office building or parcel of real property or portion thereof which, in the opinion of the Board of Directors (evidenced by a certified Board Resolution thereof delivered to the Trustee), is not of material importance to the business conducted by the Company and its Restricted Subsidiaries taken as a whole.

“Purchase Contract and Pledge Agreement” means the Purchase Contract and Pledge Agreement, dated as of March 16, 2009, among the Company, U.S. Bank National Association, as Purchase Contract Agent and attorney-in-fact for Holders of the Purchase Contract, and U.S. Bank National Association, as Collateral Agent, Custodial Agent and Securities Intermediary, as amended from time to time.

“Rating Agency” means each of Moody’s and S&P; provided, that if any of Moody’s or S&P ceases to provide rating services to issuers or investors, the Company may appoint another “nationally recognized statistical rating organization” as defined under Section 3(a)(62) of the Exchange Act as a replacement for such Rating Agency; provided, that the Company shall give notice of such appointment to the Trustee.

“Redemption” means the redemption of the Notes pursuant to the terms of Article III.

“Redemption Date” has the meaning set forth in the Base Indenture.

“Redemption Price” has the meaning set forth in the Base Indenture.

“Regular Record Date” has the meaning set forth in Section 2.05(b).

“Remarketing” has the meaning set forth in the Purchase Contract and Pledge Agreement.

“Remarketing Settlement Date” has the meaning set forth in the Purchase Contract and Pledge Agreement.

“Reference Treasury Dealer” means Merrill Lynch, Pierce, Fenner & Smith Incorporated or its successor (or an affiliate thereof that is a Primary Treasury Dealer) and three other primary U.S. Government securities dealers in New York City (each a “Primary Treasury Dealer”) selected by the Company; provided, however, that if any of the foregoing is not or shall cease to be a Primary Treasury Dealer, the Company will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third business day preceding such Redemption Date.

“Restricted Subsidiary” means (a) any Subsidiary other than an Unrestricted Subsidiary and (b) any Subsidiary which was an Unrestricted Subsidiary but which, subsequent to December 31, 1994, is designated by the Company (by Board Resolution) to be a Restricted Subsidiary; provided however, that the Company may not designate any such Subsidiary to be a Restricted Subsidiary if the Company would thereby breach any covenant or agreement herein contained (on the assumptions that any outstanding Secured Debt of such Subsidiary was incurred at the time of such designation and that any Sale and Leaseback Transaction (as defined in Section 5.02) to which such Subsidiary is then a party was entered into at the time of such designation).

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Secured Debt” means indebtedness for money borrowed and any Funded Debt which is secured by a Security Interest in (a) any Principal Property or (b) any shares of capital stock or indebtedness of any Restricted Subsidiary.

“Security Interest” means any mortgage, pledge, lien, encumbrance, conditional sale, title retention agreement or other security interest which secures payment or performance of an obligation.

“Senior Indenture” means the Indenture, dated January 17, 2006, between the Company and U.S. Bank National Association (as successor to JPMorgan Chase Bank, N.A.), as trustee, as the same may be amended or otherwise supplemented from time to time.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate will be calculated on the third business day preceding the Redemption Date.

“Unrestricted Subsidiary” means (a) any Subsidiary acquired or organized after March 31, 1989, provided, however, that such Subsidiary shall not be a successor, directly or indirectly, to any Restricted Subsidiary; (b) any Subsidiary whose principal business or assets are located outside the United States of America, its territories and possessions, Puerto Rico or Canada; (c) any Subsidiary the principal business of which consists of financing or assisting in financing of customer construction projects or the acquisition or disposition of products of dealers, distributors or other customers; (d) any Subsidiary engaged in the insurance business or whose principal business is the ownership, leasing, purchasing, selling or development of real property; and (e) any Subsidiary substantially all the assets of which consist of stock or other securities of a Subsidiary or Subsidiaries of a character described in clauses (a) through (d) of this paragraph, unless and until any such Subsidiary shall have been designated to be a Restricted Subsidiary pursuant to clause (b) of the definition of “Restricted Subsidiary.”

“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

The terms “Company,” “Trustee,” “Base Indenture,” “Original Indenture,” “Indenture,” “Supplemental Indenture No. 1,” “Supplemental Indenture No. 2,” “Subordinated Notes,” “Securities” and “Notes” shall have the respective meanings set forth in the recitals and the paragraph preceding the recitals to this Supplemental Indenture No. 2.

ARTICLE II

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.01 Designation and Principal Amount. The Subordinated Notes, as amended hereby, are hereby re-designated as a series of Securities known as the 2.355% Senior Notes due 2017 limited in aggregate principal amount to $45,896,000; provided, however, that the Company, without notice to or consent of the Holders, may issue additional Securities of this series and thereby increase such principal amount in the future, on the same terms and conditions (except for issue date and, if applicable, the public offering price, the date from which interest accrues and the first Interest Payment Date) as the Securities of this series. The Notes may be issued from time to time upon written order of the Company for the authentication and delivery of Notes pursuant to Section 3.04 of the Base Indenture.

Section 2.02 Maturity. Unless a Redemption occurs prior to the Maturity Date (defined below), the date upon which the Notes shall become due and payable at final maturity, together with any accrued and unpaid interest, is March 31, 2017 (the “Maturity Date”).

Section 2.03 Form, Payment and Appointment. Except as provided in Section 2.04, the Notes shall be issued in fully registered, certificated form, bearing identical terms. Principal of and interest on the Notes will be payable, the transfer of such Notes will be registrable, and such

Notes will be exchangeable for Notes of a like aggregate principal amount bearing identical terms and provisions, at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York, which shall initially be the Corporate Trust Office of the Trustee; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Holder at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Holder entitled to payment at least 10 Business Days prior to the applicable Interest Payment Date. Payments with respect to any Global Note will be made by wire transfer to the Depositary.

No service charge shall be made for any registration of transfer or exchange of the Notes, but the Company may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

The Paying Agent and the Debt Security registrar for the Notes shall initially be the Trustee.

The Notes shall be issuable in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Section 2.04 Global Notes. Notes will be issued in permanent global form as one or more global notes (each, a “Global Note”), and the Depositary shall be The Depository Trust Company or such other depositary as any officer of the Company may from time to time designate. Notes represented by the Global Notes will be exchangeable for Notes in certificated form only if the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Notes or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act, and the Company has not appointed a successor Depositary within 90 days of that notice or of its becoming aware of such cessation; provided that the Notes in certificated form so issued in exchange for the Global Notes shall be in denominations of $2,000 or any whole multiple of $1,000 above that amount and be of like aggregate principal amount and tenor as the portion of the Global Note to be exchanged. Except as provided above, owners of beneficial interests in a Global Note will not be entitled to receive physical delivery of Notes in certificated form and will not be considered the Holders thereof for any purpose under the Indenture. Unless and until such Global Note is exchanged for Notes in certificated form, Global Notes may be transferred, in whole but not in part, and any payments on the Notes shall be made, only to the Depositary or a nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary. Any Global Note that is exchangeable pursuant to this Section 2.04 shall be exchangeable for Notes in certificated form registered in such names as the Depositary shall direct.

Section 2.05 Interest.

(a) The Notes will bear interest at the rate of 2.355% per year (the “Coupon Rate”) from and including the Remarketing Settlement Date to, but excluding, the Maturity Date. The Notes shall bear interest, to the extent permitted by law, on any overdue principal and interest at the Coupon Rate, compounded semiannually.

(b) Interest on the Notes shall be payable semiannually in arrears on March 31 and September 30 of each year (each, an “Interest Payment Date”), commencing March 31, 2012, to the Person in whose name the Notes are registered at the close of business on the March 15 or September 15 (whether or not a Business Day) (the “Regular Record Date”) next preceding such Interest Payment Date.

(c) On March 31, 2012, the first Interest Payment Date, interest on the Notes will be paid in an amount equal to (a) interest at the rate of 11.50% per year from and including December 31, 2011 to, but not including, the Remarketing Settlement Date and (b) interest at the Coupon Rate from and including the Remarketing Settlement Date to, but not including, such Interest Payment Date.

(d) The amount of interest payable on the Notes for any full Interest Period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full Interest Period for which interest is computed will be computed on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. In the event that any scheduled Interest Payment Date falls on a day that is not a Business Day, then payment of interest payable on such Interest Payment Date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on such originally scheduled Interest Payment Date; provided, however, if such payment on the next Business Day would cause the Interest Payment Date to occur in the next calendar year, then such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the applicable Interest Payment Date.

Section 2.06 Defeasance. The Company may effect a defeasance of the Notes in accordance with Section 13.01 or Section 13.02 of the Base Indenture.

Section 2.07 No Sinking Fund or Repayment at Option of the Holder. The Notes are not entitled to the benefit of any sinking fund and Section 4.05 of the Base Indenture shall not apply to the Notes.

ARTICLE III

REDEMPTION OF THE NOTES

Section 3.01 Optional Redemption. The Company may redeem the Notes, in whole or in part, on a date not earlier than March 31, 2014. The Redemption Price for the Notes to be redeemed on any Redemption Date will be equal to the greater of:

(1) 100% of the principal amount of the Notes being redeemed on that Redemption Date, and

(2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed on that Redemption Date (not including any portion of such payments of interest accrued to the Redemption Date), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate, plus 20 basis points, plus, accrued and unpaid interest on the notes being redeemed to the redemption date.

Section 3.02 Notwithstanding Section 3.01, installments of interest on the Notes that are due and payable on Interest Payment Dates falling on or prior to a Redemption Date will be payable on the Interest Payment Date to the Holders as of the close of business on the relevant record date according to the Notes and the Indenture.

Section 3.03 Holders of Notes to be redeemed will receive notice thereof by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption. If fewer than all of the Notes are to be redeemed, the Trustee will select, not more than 60 days prior to the Redemption Date, the particular Notes or portions thereof for redemption from the outstanding Notes not previously called by such method as the Trustee deems fair and appropriate.

ARTICLE IV

CHANGE OF CONTROL OFFER

Section 4.01 Upon the occurrence of a Change of Control Triggering Event with respect to the Notes, unless the Company has exercised its right to redeem the Notes by giving irrevocable notice to the Trustee in accordance with the Indenture, each Holder of Notes will have the right to require the Company to purchase all or a portion of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, up to but excluding the date of purchase (the “Change of Control Payment”), subject to the rights of Holders of Notes on the relevant record date to receive interest due and owing on the relevant Interest Payment Date.

Section 4.02 Within 30 days following the date upon which the Change of Control Triggering Event occurs or, at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Company will be required to send, by first class mail, a notice to each Holder of Notes, with a copy to the Trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”). The notice, if mailed prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.

Section 4.03 On the Change of Control Payment Date, the Company will, to the extent lawful:

(1) accept or cause a third party to accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2) deposit or cause a third party to deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased.

Section 4.04 The Company will not be required to make a Change of Control Offer with respect to the Notes if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and such third party purchases all the Notes properly tendered and not withdrawn under its offer. In addition, the Company will not repurchase any Notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Indenture, other than a default in the payment of the Change of Control Payment on the Change of Control Payment Date.

Section 4.05 The Company must comply in all material respects with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, the Company will be required to comply with those securities laws and regulations and will not be deemed to have breached the Company’s obligations under the Change of Control Offer provisions of the Notes by virtue of any such conflict.

ARTICLE V

COVENANTS

The covenants set forth in this Article V shall be applicable to the Company in addition to the covenants in Article V of the Base Indenture, which shall in all respects be applicable to the Notes.

Section 5.01 Limitation on Secured Debt.

(a) So long as the Notes shall remain Outstanding, the Company will not at any time create, assume or guarantee, and will not cause, suffer or permit a Restricted Subsidiary to create, assume or guarantee any Secured Debt without making effective provision (and the Company covenants that in such case it will make or cause to be made effective provision) whereby the Notes then Outstanding subject to applicable priorities of payment shall be secured by such Security Interest equally and ratably with any and all other obligations and indebtedness which shall be so secured; provided, however, that the foregoing covenants shall not be applicable to the following:

(1) (a) any Security Interest on any property hereafter acquired or constructed by the Company or a Restricted Subsidiary to secure or provide for the payment of all or any part of the purchase price or construction cost of such property, including, but not limited to, any indebtedness incurred by the Company or a Restricted Subsidiary prior to, at the time of, or within 180 days after the later of the acquisition, the completion of construction (including any improvements on an existing property) or the commencement of commercial operation of such property, which indebtedness is incurred for the purpose of financing all or any part of the purchase price thereof or construction or improvements thereon; or (b) the acquisition of property subject to any Security Interest upon such property existing at the time of acquisition thereof, whether or not assumed by the Company or such Restricted Subsidiary; or (c) any Security Interest existing on the property or on the outstanding shares of capital stock or indebtedness of a corporation at the time such corporation shall become a Restricted Subsidiary; or (d) a Security Interest on property or shares of capital stock or indebtedness of a corporation existing at the time such corporation is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary, provided, however, that no such Security Interest shall extend to any other Principal Property of the Company or such Restricted Subsidiary prior to such acquisition or to the other Principal Property thereafter acquired other than additions to such acquired property;

(2) Security Interests in property of the Company or a Restricted Subsidiary in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country, or any department, agency or instrumentality or political subdivision thereof (including, without limitation, Security Interests to secure indebtedness of the pollution control or industrial revenue bond type), in order to permit the Company or a Restricted Subsidiary to perform any contract or subcontract made by it with or at the request of any of the foregoing, or to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such Security Interests;

(3) Any Security Interest on any property or assets of any Restricted Subsidiary to secure indebtedness owing by it to the Company or to a Restricted Subsidiary;

(4) Mechanics’, materialmen’s, carriers’ or other like liens arising in the ordinary course of business (including construction of facilities) in respect of obligations which are not due or which are being contested in good faith;

(5) Any Security Interest arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulations, which is required by law or governmental regulation as a condition to the transaction of any business, or the exercise of any privilege, franchise or license;

(6) Security Interests for taxes, assessments or governmental charges or levies not yet delinquent, or the Security Interests for taxes, assessments or government charges or levies already delinquent but the validity of which is being contested in good faith;

(7) Security Interests (including judgment liens) arising in connection with legal proceedings so long as such proceedings are being contested in good faith and, in the case of judgment liens, execution thereon is stayed;

(8) Landlords’ liens on fixtures located on premises leased by the Company or a Restricted Subsidiary in the ordinary course of business; or

(9) Any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Security Interest permitted by subsection (a) of this Section 5.01.

(b) Notwithstanding the provisions of subsection (a) of this Section 5.01, the Company and any one or more Restricted Subsidiaries may without securing the Notes issue, assume or guarantee Secured Debt which would otherwise be subject to the foregoing restrictions in an aggregate amount which, together with all other Secured Debt of the Company and its Restricted Subsidiaries which would otherwise be subject to the foregoing restrictions (not including Secured Debt permitted to be secured under subsection (a) above) and the aggregate value of the Sale and Leaseback Transactions (as defined in Section 5.02) in existence at such time (not including Sale and Leaseback Transactions the proceeds of which have been or will be applied in accordance with Section 5.02(b)), does not exceed 10% of Consolidated Shareholders’ Equity, determined as of a date not more than 90 days prior thereto.

(c) In the event that the Company shall hereafter secure the Notes equally and ratably with any other obligation or indebtedness pursuant to the provisions of this Section 5.01, the Trustee is hereby authorized to enter into an indenture or agreement supplemental hereto and to take such action, if any, as it may deem advisable to enable it to enforce effectively the rights of the Holders of the Securities so secured, equally and ratably with such other obligation or indebtedness.

Section 5.02 Sale and Leaseback Transactions. So long as the Notes shall remain Outstanding, the Company will not, and will not permit any Restricted Subsidiary to, sell or transfer (except to the Company or one or more Restricted Subsidiaries, or both) any Principal Property owned by it and in full operation for more than 180 days with the intention of taking back a lease on such property (except a lease for a term of no more than three years entered into with the intent that the use by the Company or such Restricted Subsidiary of such property will be discontinued on or before the expiration of such term) (herein referred to as a “Sale and Leaseback Transaction”) unless either (a) the Company or such Restricted Subsidiary would be entitled, pursuant to the provisions of Section 5.01 hereof, to incur Secured Debt equal in amount to the amount realized or to be realized upon such sale or transfer secured by a Security Interest on the property to be leased without equally and ratably securing the Notes, or (b) the Company or a Restricted Subsidiary shall apply an amount equal to the value of the property so leased to the retirement (other than any mandatory retirement), within 120 days of the effective date of any such arrangement, of Funded Debt as shown on the most recent consolidated balance sheet of the Company and which, in the case of such Funded Debt of the Company, is not subordinate and junior in right of payment to the prior payment of the Notes; provided, however, that in lieu of applying all or any part of such amount to such retirement, the Company may at its option (x)

deliver to the Trustee Notes or other similar debt securities theretofore purchased or otherwise acquired by the Company, or (y) receive credit for the Notes or other similar debt securities theretofore redeemed at its option. If the Company shall so deliver the Notes or other similar debt securities to the Trustee (or receive credit for Notes or other similar debt securities so delivered), the amount which the Company shall be required to apply to the retirement of indebtedness pursuant to this Section 5.02 shall be reduced by an amount equal to the aggregate principal amount of such Notes or other similar debt securities.

The term “value” shall mean, with respect to a Sale and Leaseback Transaction, as of any particular time, the amount equal to the greater of (i) the Capitalized Rent with respect thereto, or (ii) the fair value of such property at the time of entering into such Sale and Leaseback Transaction as determined by the Board of Directors.

Section 5.03 Restrictions on Transfer of Principal Property to Unrestricted Subsidiaries. So long as the Notes shall remain Outstanding, the Company will not itself, and will not cause, suffer or permit any Restricted Subsidiary to, transfer (whether by merger, consolidation or otherwise) any Principal Property to any Unrestricted Subsidiary, unless it shall apply, within one year after the effective date of such transaction, or shall have committed within one year after such effective date to apply, an amount equal to the fair value of such Principal Property at the time of such transfer, as determined by the Board of Directors, to (a) the acquisition, construction, development or improvement of properties, facilities or equipment which are, or, upon, such acquisition, construction, development or improvement will be, a Principal Property or Properties or a part thereof, (b) the redemption of Notes or Other Senior Debt Securities in accordance with the provisions of Article IV of the Base Indenture and at the redemption price referred to in Section 4.01 of the Base Indenture applicable at the time of such redemption, (c) the repayment of Funded Debt of the Company or of any Restricted Subsidiary (other than any Funded Debt owed to any Restricted Subsidiary), or in part to such acquisition, construction, development or improvement and in part to such redemption and/or repayment; provided that, in lieu of applying an amount equivalent to all or any part of such fair value to such redemption, the Company may, within one year after such transfer, deliver to the Trustee Notes or Other Senior Debt Securities (other than Notes or Other Senior Debt Securities made the basis of reduction in a mandatory sinking fund payment pursuant to Section 4.05 of the Base Indenture or the Senior Indenture, as applicable) for cancellation and thereby reduce the amount to be applied to the redemption of the Notes or Other Senior Debt Securities pursuant to clause (b) above by an amount equivalent to the aggregate principal amount of the Notes or Other Senior Debt Securities so delivered. Redemption of Notes pursuant to this Section 5.03 shall not be used as credits against mandatory sinking fund payments.

ARTICLE VI

FORM OF NOTE

Section 6.01 Form of Note. The Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the forms attached as Exhibit A hereto, with such changes therein as the officers of the Company executing the Notes (by manual or facsimile signature) may approve, such approval to be conclusively evidenced by their execution thereof.

ARTICLE VII

ORIGINAL ISSUE OF NOTES

Section 7.01 Original Issue of Notes. Notes in the aggregate principal amount of $45,896,000 may from time to time, upon execution of this Supplemental Indenture No. 2, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon Company Order pursuant to Section 3.04 of the Base Indenture without any further action by the Company (other than as required by the Base Indenture).

ARTICLE VIII

SUPPLEMENTAL INDENTURES

Section 8.01 Supplemental Indentures with Consent of Holders of Notes. As set forth in Section 11.02 of the Base Indenture, with the consent of the Holders of a majority in the aggregate principal amount of Notes affected by such supplemental indenture at the time outstanding, the Company and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Original Indenture or this Supplemental Indenture No. 2 or of modifying in any manner the rights of the Holders of the Notes; provided, however, that, solely with respect to the Notes, in addition to subclauses (a) through (d) of clause (ii) of Section 11.02 of the Base Indenture, no such supplemental indenture shall waive compliance with Sections 5.01 to 5.03 of this Supplemental Indenture No. 2 without the consent of the Holder of each Note affected.

Section 8.02 Supplemental Indentures without Consent of Holders of Notes. As set forth in Section 11.01 of the Base Indenture, the Company and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental to the Indenture for the purpose of adding certain provisions or changing certain provisions of the Original Indenture or this Supplemental Indenture No. 2 without the consent of the Holders of the Notes. Solely with respect to the Notes, in addition to clauses (a) through (h) of Section 11.01 of the Base Indenture, the Company and the Trustee may enter into a supplemental indenture to modify the terms of the Notes (x) to cure any ambiguity or correct any inconsistency, including any amendment made solely to conform the provisions of this Supplemental Indenture No. 2 to the “Description of the Remarketed Notes” contained in the prospectus supplement related to the offering of the Notes, and (y) to secure the Notes in accordance with the provisions of Section 5.01 of this Supplemental Indenture No. 2.

ARTICLE IX

MISCELLANEOUS

Section 9.01 Ratification of Indenture. The Original Indenture, as supplemented by this Supplemental Indenture No. 2, is in all respects ratified and confirmed, and this Supplemental Indenture No. 2 shall be deemed part of the Original Indenture in the manner and to the extent herein and therein provided.

Section 9.02 Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture No. 2.

Section 9.03 New York Law to Govern. THIS SECOND SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 9.04 Separability. In case any one or more of the provisions contained in this Supplemental Indenture No. 2 or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, then, to the extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture No. 2 or of the Notes, but this Supplemental Indenture No. 2 and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 9.05 Counterparts. This Supplemental Indenture No. 2 may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

ARTICLE X

TAX TREATMENT

Section 10.01 Tax Treatment. The Company agrees, and by acceptance of a Note, each Holder will be deemed to have agreed to treat the Notes as indebtedness for U.S. federal, state and local tax purposes, which is subject to the contingent payment debt regulations.

ARTICLE XI

SUBORDINATION

Article 16 of the Base Indenture shall not be applicable in respect of the Notes.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 2 to be duly executed, as of the day and year first written above.

JOHNSON CONTROLS, INC.

By:	/s/ Frank A. Voltolina
Name:	Frank A. Voltolina
Title:	Vice President and Corporate Treasurer

By:	/s/ Jerome D. Okarma
Name:	Jerome D. Okarma
Title:	Vice President, Secretary and General Counsel

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Beverly A. Freeney
Name:	Beverly A. Freeney
Title:	Vice President

Signature Page to Supplemental Indenture No. 2

EXHIBIT A

[For inclusion in Global Note only — THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY OR A NOMINEE OF THE DEPOSITORY TRUST COMPANY. THIS NOTE IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY TO A NOMINEE OF THE DEPOSITORY TRUST COMPANY OR BY A NOMINEE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITORY TRUST COMPANY OR ANOTHER NOMINEE OF THE DEPOSITORY TRUST COMPANY.]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

JOHNSON CONTROLS, INC.

2.355% Subordinated Note due 2017

CUSIP No.: 478373 AA1

ISIN NUMBER: US478373AA13

No.	$[ ]

Johnson Controls, Inc., a Wisconsin corporation (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to [                    ], or registered assigns, the principal sum as set forth in the Schedule of Increases or Decreases in Note attached hereto, which amount shall not exceed $45,896,000, on March 31, 2017 (such date is hereinafter referred to as the “Maturity Date”), and to pay interest thereon from the Remarketing Settlement Date or the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on March 31 and September 30 of each year, commencing March 31, 2012, at the rate of 2.355% per annum (the “Coupon Rate”) until the principal hereof is paid or duly provided for or made available for payment; provided that on March 31, 2012, the first Interest Payment Date, interest on this Note will be paid in an amount equal to (a) interest at the rate of 11.50% per year from and including December 31, 2011 to, but not including, the Remarketing Settlement Date

1

and (b) interest at the Coupon Rate from and including the Remarketing Settlement Date to, but not including, such Interest Payment Date. This Note shall bear interest, to the extent permitted by law, on any overdue principal and interest at the Coupon Rate, compounded semiannually. The amount of interest payable on the Notes for any full Interest Period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full Interest Period for which interest is computed will be computed on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. In the event that any scheduled Interest Payment Date falls on a day that is not a Business Day, then payment of interest payable on such Interest Payment Date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on such originally scheduled Interest Payment Date; provided, however, if such payment on the next Business Day would cause the Interest Payment Date to occur in the next calendar year, then such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the applicable Interest Payment Date.

Except as set forth above, payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in The Borough of Manhattan, The City of New York, which shall initially be the Corporate Trust Office of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Holder at such address as shall appear in the security register or by wire transfer to an account appropriately designated by the Holder entitled to payment at least 10 Business Days prior to the applicable Interest Payment Date. Payments with respect to any Global Note will be made by wire transfer to the Depositary.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:	JOHNSON CONTROLS, INC.

By:
Its:

Attest:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the

series designated herein and referred to

in the within mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Officer

REVERSE OF NOTE

This Note is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture (the “Base Indenture”), dated as of March 16, 2009, between the Company and U.S. Bank National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee), as amended and supplemented by the Supplemental Indenture No. 1, dated as of March 16, 2009, between the Company and the Trustee (the “Supplemental Indenture No. 1”) and the Supplemental Indenture No. 2, dated as of March 1, 2012 (the “Supplemental Indenture No. 2” and, together with the Supplemental Indenture No.1 and the Base Indenture, the “Indenture”), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $45,896,000; provided, however, that the Company, without notice to or consent of the Holders, may issue additional Securities of this series and thereby increase such principal amount in the future, on the same terms and conditions (except for issue date and, if applicable, the public offering price, the date from which interest accrues and the first Interest Payment Date) and with the same CUSIP number as the Securities of this series.

All terms used in this Note that are defined in the Indenture shall have the meaning assigned to them in the Indenture.

On or after March 31, 2014, the Company may redeem the Notes, in whole or in part, at a price equal to the Redemption Price, as set forth in the Indenture. Except as set forth in this paragraph and in Article III of the Supplemental Indenture No. 2, the Company may not redeem the Notes at its option prior to the Maturity Date.

The Notes are not entitled to the benefit of any sinking fund.

The Notes are subject to defeasance at the option of the Company as provided in the Indenture.

Upon the occurrence of a Change of Control Triggering Event with respect to the Notes, unless the Company has exercised its right to redeem the Notes, each Holder of Notes will have the right to require the Company to purchase all or a portion of such Holder’s Notes pursuant to a Change of Control Offer, at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, up to but not including the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due and owing on the relevant Interest Payment Date. The Change of Control Offer will be made in accordance with the terms specified in the Indenture.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the entry into one or more supplemental indentures for purposes of amending or modifying the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture or the Supplemental Indenture No. 2 at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time outstanding of all series affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and the consequences thereof. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

Notes are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof, except as provided in Section 2.03 of the Supplemental Indenture No. 2.

Except as provided in Section 2.04 of the Supplemental Indenture No. 2, the Notes shall be issued in fully registered, certificated form, bearing identical terms. Principal of and interest on the Notes will be payable, the transfer of such Notes will be registrable, and such Notes will be exchangeable for Notes of a like aggregate principal amount bearing identical terms and provisions, at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York.

No service charge shall be made for any registration of transfer or exchange of the Notes, but the Company may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Except as otherwise provided in the Indenture, Notes represented by Global Notes will not be exchangeable for, and will not otherwise be issuable as, Notes in certificated form. Unless and until such Global Notes are exchanged for Notes in certificated form, Global Notes may be transferred, in whole but not in part, and any payments on the Notes shall be made, only to the Depositary or a nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.

Prior to due presentment of this Note for registration of transfer, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Company agrees, and by acceptance of a Note, each Holder will be deemed to have agreed to treat the Notes as indebtedness for U.S. federal, state and local tax purposes, which is subject to the contingent payment debt regulations.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Note to:

(Insert assignee’s social security or tax identification number) _________________________________________________________

(Insert address and zip code of assignee)

and irrevocably appoints _______________________________________________________________________________________

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Date:

Signature:

Signature Guarantee:

(Sign exactly as your name appears on the other side of this Note)

B-1

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Debt Security registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Debt Security registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

B-2

SCHEDULE OF INCREASES OR DECREASES IN NOTE*

The initial principal amount of this Note is $[          ]. The following increases or decreases in a part of this Note have been made:

Date	Amount of decrease in principal amount of this Note	Amount of increase in principal amount of this Note	Principal amount of this Note following such decrease (or increase)	Signature of authorized signatory of Trustee

B-3